                                                                    EXHIBIT 4.2


                                                         FEDERAL IDENTIFICATION
                                                         NO.   04-2781676
                                                            -------------------

                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


We,                 Patrick J. Scannell, Jr.       , xxxxxxxxx/*Vice President,
   ------------------------------------------------

and                 Patrick J. Rondeau             , *Clerk/xxxxxxxxxxxxxxx
   ------------------------------------------------

of                  Applix, Inc.
   ----------------------------------------------------------------------------
                           (exact name of corporation)

located at          112 Turnpike Road, Westboro, Massachusetts  01581
          ---------------------------------------------------------------------
                   (Street address of corporation in Massachusetts)


certify that these Articles of Amendment affecting articles numbered:

                                        3
      -------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)


of the Articles of Organization were duly adopted at a meeting held on May 10, 1996, by vote of:

6,876,197 shares of        Common Stock       of 9,507,376  shares outstanding,
- ---------          ----------------------------  ---------
                   (type, class & series, if any)

          shares of                            of      shares outstanding, and
- ---------          ------------------------------  ------
                   (type, class & series, if any)

          shares of                            of        shares outstanding,
- ---------          -----------------------------  -------
                   (type, class & series, if any)


1** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx





*Delete the inapplicable words.            **Delete the inapplicable clause.
1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.


To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

- -------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCKS
- -------------------------------------------------------------------------------
TYPE        NUMBER OF SHARES          TYPE        NUMBER OF SHARES    PAR VALUE
- -------------------------------------------------------------------------------
Common:                               Common:        15,000,000        $.0025
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
Preferred:                            Preferred:      1,000,000        $  .01
- -------------------------------------------------------------------------------


Change the total authorized to:

- -------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCKS
- -------------------------------------------------------------------------------
TYPE        NUMBER OF SHARES          TYPE        NUMBER OF SHARES    PAR VALUE
- -------------------------------------------------------------------------------
Common:                               Common:        30,000,000        $.0025
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
Preferred:                            Preferred:      1,000,000        $  .01
- -------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date:                                        .
                     ----------------------------------------


SIGNED UNDER THE PENALTIES OF PERJURY, this   7th   day of  June  , 1996,
                                           ---------      --------

 /s/ Patrick J. Scannell, Jr.                      , xxxxxxxxx/*Vice President,
- ---------------------------------------------------
Patrick J. Scannell, Jr.


/s/ Patrick J. Rondeau                             , *Clerk/xxxxxxxxxxxxxxx.
- ---------------------------------------------------
Patrick J. Rondeau



*Delete the inappllicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


===============================================================================



I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_____________ having been paid, said articles are deemed to have been filed with me this __________ day of _____________________ 19 ___________ .






Effective date:  _______________________________________________________










                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth










                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:


                           Kathleen F. Burke, Esq.
          --------------------------------------------------------

                                Hale and Dorr
          --------------------------------------------------------

                      60 State Street, Boston, MA  02109
          --------------------------------------------------------